Exhibit 23.1

Consent of Independent Registered Public Accounting Firm
To the Board of Directors
The Spectranetics Corporation
We consent to the incorporation by reference in the registration statements (Nos. 333-184113, 333-184112, 333-169456, 333-169455, 333-155282, 333-163507, 333-08489, 333-50464, 333-57015, 333-117074, 333-140022, and 333-145435) on Form S-8 and the registration statements (No. 333-187172 and No. 333-196285) on Form S-3 of The Spectranetics Corporation and subsidiaries of our report dated February 28, 2014, with respect to the consolidated balance sheets of The Spectranetics Corporation and subsidiaries as of December 31, 2013 and 2012, and the related consolidated statements of operations and comprehensive income (loss), stockholders' equity, and cash flows for the two-year period ended December 31, 2013, and the related financial statement Schedule II-Valuation and Qualifying Accounts for the years ended December 31, 2013 and 2012, and the effectiveness of internal control over financial reporting as of December 31, 2013, which report appears in the December 31, 2013 annual report on Form 10-K/A of The Spectranetics Corporation and subsidiaries.
/s/ KPMG LLP

Denver, Colorado
September 5, 2014